EXHIBIT 10.4

Scientific Games International, Inc.

November 1, 2004

John Bentley
President
Electronic Game Card, Inc.
29th Floor, 1251 Avenue of The Americas
New York, New York 10020

Re: Joint Venture Agreement, Subscription Agreement and Registration Rights
    Agreement

Dear John:

This letter confirms that the referenced documents are amended to reflect the revised number of shares (2,171,594) being purchased under the Subscription Rights Agreement in consideration of the revised payment of $1,085,797.

Please acknowledge your agreement and consent in the space provided below.

Thank you for your kind help in this matter.

Very truly yours,

/s/ C. Gray Bethea, Jr.
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C. Gray Bethea, Jr.
Vice President and General Counsel

Acknowledged and agreed as of the 2nd day of November 2004.

ELECTRONIC GAME CARD, INC.

By: /s/ John Bentley
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    John Bentley, President